UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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CALITHERA BIOSCIENCES, INC.

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CALITHERA BIOSCIENCES, INC.

343 Oyster Point Blvd., Suite 200

South San Francisco, California 94080

(650) 870-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 9, 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Calithera Biosciences, Inc., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, June 9, 2015 at 10:00 a.m. local time at the Embassy Suites Hotel, 250 Gateway Blvd., Saratoga Conference Room, South San Francisco, CA 94080 for the following purposes:

1.	To elect the Board’s one nominee for director to serve until the 2018 annual meeting of stockholders and until their successor is duly elected and qualified.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 20, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ William D. Waddill

Secretary

South San Francisco, California

April 24, 2015

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CALITHERA BIOSCIENCES, INC.

343 Oyster Point Blvd., Suite 200

South San Francisco, California 94080

(650) 870-1000

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

June 9, 2015

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of Calithera Biosciences, Inc. (sometimes referred to as the “Company” or Calithera) is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 24, 2015 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 4, 2015.

How do I attend the annual meeting?

The meeting will be held on Tuesday, June 9, 2015 at 10:00 a.m. local time at the Embassy Suites Hotel, 250 Gateway Blvd., Saratoga Conference Room, South San Francisco, CA 94080. Directions to the annual meeting may be found on the Investors section of our website at www.calithera.com. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 20, 2015 will be entitled to vote at the annual meeting. On this record date, there were 17,946,393 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 20, 2015 your shares were registered directly in your name with Calithera’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 20, 2015 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the

Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of one director; and

•	Ratification of selection by the Audit Committee of the Board of Directors of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” the nominee to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the proposal to ratify the selection of Ernst & Young LLP, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy or vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote through the internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m., Eastern Time on June 8, 2015 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Calithera. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

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Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 20, 2015.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominee for director and “For” the ratification of selection by the Audit Committee of the Board of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2015. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

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Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy through the internet.

•	You may send a timely written notice that you are revoking your proxy to Calithera’s Secretary at 343 Oyster Point Blvd., Suite 200, South San Francisco, CA 94080.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 26, 2015, to Calithera’s Secretary at 343 Oyster Point Blvd., Suite 200, South San Francisco, CA 94080 provided, however, that if our 2016 annual meeting of stockholders is held before May 10, 2016, or after July 9, 2016, then the reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2016 annual meeting of stockholders. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our corporate Secretary at the address above no earlier than February 10, 2016, and no later than March 11, 2016, except that if our 2016 annual meeting of stockholders is held before May 10, 2016, or after July 9, 2016, notice by the stockholder to be timely may be received not later than the close of business on the tenth day following the day on which such public announcement of the date of such meeting is made. You are also advised to review our Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for the proposal to elect a director, votes “For,” “Withhold” and broker non-votes, and (b) with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.

Abstentions will be counted towards the vote total for Proposal 2, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•	For the election of a director, the nominee receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected.

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•	To be approved, Proposal No. 2, ratification of selection by the Audit Committee of the Board of Ernst & Young, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 17,946,393 shares outstanding and entitled to vote. Thus, the holders of 8,973,197 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

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PROPOSAL 1

ELECTION OF DIRECTORS

Calithera’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board of Directors presently has six members. Dr. Christoffersen has decided not to stand for re-election. Dr. Christoffersen will remain a director until our 2015 Annual Meeting of Stockholders and the size of the Board will be reduced to five directors following the election of directors at the Annual Meeting. Our Board is currently working to identify a candidate to replace Dr. Christoffersen and intends to increase the size of the Board when a replacement director is identified. There is one director in the class whose term of office expires in 2015. The nominee listed below is currently a director of the Company. If elected at the annual meeting, this nominee would serve until the 2018 annual meeting and until her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting. Ms. George was appointed as directors by our Board pursuant to the terms of our voting agreement with our investors in effect at the time giving certain investors the right to designate persons to become directors, with Advanced Technology Ventures VIII, L.P. designating Ms. George as its designee for appointment to the Board.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominee receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by Calithera. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography of the nominee and the director whose term will continue after the annual meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2018 ANNUAL MEETING

Jean M. George. Ms. George, age 57, has served as a member of our board of directors since September 2012. Since February 2002, she has been a General Partner at Advanced Technology Ventures, a venture capital fund. From September 1998 to January 2002, Ms. George served as director of BancBoston Ventures, a venture capital fund. Ms. George currently serves as a member of the board of directors of Acceleron Pharma, Inc. and Zeltiq Aethestics, Inc. Ms. George holds a B.S. in Biology from the University of Maine and an M.B.A. from Simmons College Graduate School of Management.

We believe Ms. George’s extensive investment and financial experience and her experience with biotechnology companies, qualifies her to serve on our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEE.

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DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING

Jonathan Drachman, M.D. Dr. Drachman, age 53, has served as a member of our board of directors since December 2013. Since November 2004, Dr. Drachman has served in a number of roles at Seattle Genetics, Inc., most recently Chief Medical Officer and Executive Vice President of Research and Development since October 2013 and its Senior Vice President, Research and Translational Medicine from May 2010 to October 2013. From 1998 to 2004, Dr. Drachman served as a faculty member in the Hematology Division, Department of Medicine at the University of Washington in Seattle, and as a Senior Investigator in the Division of Research and Education at the Puget Sound Blood Center. Dr. Drachman received a B.A. in Biochemistry from Harvard University and an M.D. from Harvard Medical School. He completed his residency in Internal Medicine and fellowship in Medical Oncology at the University of Washington.

We believe Dr. Drachman’s experience in the biotechnology industry qualifies him to serve on our board of directors.

Deepa R. Pakianathan, Ph.D. Dr. Pakianathan, age 50, has served as a member of our board of directors since September 2012. Since 2001, Dr. Pakianathan has served as a Managing Member at Delphi Ventures, a venture capital firm. From 1998 to 2001, Dr. Pakianathan served as a Vice President in the healthcare group at JP Morgan Chase & Company. From 1993 to 1997, Dr. Pakianathan served as a postdoctoral scientist in the Immunology Department at Genentech Corporation. Dr. Pakianathan currently serves on the board of directors of Alder Biopharmaceuticals, Inc., Alexza Pharmaceuticals, Inc., Oncomed Pharmaceuticals, Inc. and Karyopharm Therapeutics, Inc. Dr. Pakianathan holds an M.S. and a Ph.D. from Wake Forest University, a B.Sc. from the University of Bombay, India and an M.Sc. from The Cancer Research Institute at the University of Bombay, India.

We believe Dr. Pakianathan’s experience as a venture capital investor in and as a director for multiple biotechnology companies, as well as her experience as a biotechnology investment banker, qualify her to serve on our board of directors.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING

Susan M. Molineaux, Ph.D. Dr. Molineaux, age 61, has served as our President, Chief Executive Officer and as a member of our board of directors since she co-founded Calithera in March 2010. Dr. Molineaux co-founded Proteolix, Inc., a biopharmaceutical company, where she served as Chief Scientific Officer from 2003 to 2005, Chief Executive Officer from January 2006 to January 2009 and again as Chief Scientific Officer from February 2009 until Proteolix’s acquisition by Onyx Pharmaceuticals, Inc. in November 2009. From 2000 to 2003, Dr. Molineaux served as Vice President of Biology at Rigel Pharmaceuticals, Inc., a drug development company. From 1999 to 2000, she served as Vice President of Biology at Praelux, Inc., a biopharmaceutical company, and from 1994 through 1999, she served as Vice President of Drug Development at Praecis Pharmaceuticals, Inc., a biopharmaceutical company. From 1989 until 1994, she was a scientist in the Immunology group at Merck & Co. Dr. Molineaux currently serves as a member of the board of directors of Geron Corporation, a biopharmaceutical company, and Theravance Biopharma, Inc., a biopharmaceutical company. She also serves as a member of the board of directors of Bay Bio, Northern California’s Life Science Association, and as a member of the board of directors of We Teach Science, a San Francisco Bay Area mentoring program for students in math and science. Dr. Molineaux holds a B.S. in Biology from Smith College and a Ph.D. in Molecular Biology from Johns Hopkins University, and she completed a postdoctoral fellowship at Columbia University.

We believe Dr. Molineaux’s experience on our board of directors and as our Chief Executive Officer, as well as her experience in our industry qualifies her to serve on our board of directors.

H. Ward Wolff. Mr. Wolff, age 66, has served as a member of our board of directors since December 2014. Mr. Wolff currently serves as Executive Vice President and Chief Financial Officer of Sangamo BioSciences, Inc. since 2007. Prior to Sangamo, Mr. Wolff was with Nuvelo, Inc., where he served as Senior Vice President, Finance and Chief Financial Officer until its restructuring in August 2007. Prior to that, he was Chief Financial

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Officer and Senior Vice President, Finance, of Abgenix, Inc. until April 2006 when Abgenix merged with Amgen Inc. Prior to joining Abgenix, Mr. Wolff held financial management positions in both public and private emerging growth companies, including serving as Senior Vice President and CFO of DoubleTwist, Inc., a life sciences company integrating genomic information and bioinformatics analysis tools. He began his career with Price Waterhouse, where he held a number of positions as a certified public accountant, including Senior Audit Manager. Mr. Wolff is a member of the board of directors of Portola Pharmaceuticals, Inc. From June 2006 until his appointment to Sangamo’s management team he was a member of Sangamo’s Board of Directors, serving as Chairman of the Audit Committee. He received a B.A. degree in Economics from the University of California at Berkeley and an M.B.A. degree from Harvard Business School.

We believe Mr. Wolff’s experience in the biotechnology industry qualifies him to serve on our board of directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and Calithera, our senior management and our independent auditors, the Board has affirmatively determined that the following five directors are independent directors within the meaning of the applicable NASDAQ listing standards: Drs. Christoffersen, Drachman and Pakianathan, Ms. George and Mr. Wolff. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with Calithera.

BOARD LEADERSHIP STRUCTURE

The Board does not have a Chairman. Additionally, the Board does not have a formal policy as to whether the same person may serve as both the principal executive officer of Calithera and Chairman and, in the event such person does serve in such a dual capacity, whether a lead independent director should be designated by the Board for Board leadership purposes. At the present time, the Board does not believe that such a policy is necessary because it believes that the current Board membership, together with our management, possess the requisite leadership and industry skills, expertise and experiences to effectively oversee the business and affairs of Calithera. Moreover, the Board prefers to retain the flexibility to select the appropriate leadership structure for Calithera based upon the existence of various conditions, including, but not limited to, business, financial or other market conditions, affecting us at any given time. Notwithstanding the foregoing, the independent directors of the Board regularly participate in executive sessions outside of the presence of any management directors or other members of our management.

ROLE OF THE BOARD IN RISK OVERSIGHT

The Board has an active role, as a whole and also at the committee level, in overseeing management of Company’s risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Audit Committee’s charter mandates the Audit Committee to review and discuss with management, and our independent registered public accounting firm, as appropriate, Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. The Compensation Committee is responsible for overseeing the management of risks relating to Company’s executive compensation plans and arrangements. The Nominating and Corporate Governance Committee

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manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met ten times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. Since the committees were established in connection with the IPO, all matters prior to the IPO were determined at the meetings of the Board of Directors.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2014 for each of the Board committees:

Name	Audit		Compensation		Nominating and Corporate Governance
Susan M. Molineaux, Ph.D.
Ralph E. Christoffersen, Ph.D.	X	[1]
Jonathan Drachman, M.D.	X		X
Jean M. George			X	*	X	*
Deepa R. Pakianathan, Ph.D.	X	[2]			X
H. Ward Wolff	X	*[3]

*	Committee Chairperson
1	Dr. Christoffersen served on the Audit Committee until his resignation from the committee on December 2, 2014.
2	Dr. Pakianathan served as the Chairperson of the Audit Committee until her resignation as Chairperson on December 2, 2014.
3	Mr. Wolff was appointed to the Audit Committee and as its Chairperson on December 2, 2014.

Below is a description of each committee of the Board of Directors.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our Audit Committee consists of Dr. Drachman, Dr. Pakianathan and Mr. Wolff. The Audit Committee met one time during the fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on the Investors section of our website at www.calithera.com.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

The Board of Directors has also determined that Mr. Wolff qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Wolff’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

9.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2014 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

Dr. Jonathan Drachman

Dr. Deepa R. Pakianathan

Mr. H. Ward Wolff

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our compensation committee consists of Dr. Drachman and Ms. George. Both members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards). The Compensation Committee did not meet during the 2014 fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Investors section of our website at www.calithera.com.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committees compensation advisers;

•	reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

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Compensation Committee Processes and Procedures

Typically, the Compensation Committee will meet at least twice annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding her compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NASDAQ described above, management engaged Radford Consulting as compensation consultants. Management requested that Radford Consulting:

•	evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•	assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Radford Consulting was requested by management to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. At the request of management, Radford Consulting also conducted individual interviews with members of the Compensation Committee and senior management to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Radford Consulting ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Radford Consulting, the Compensation Committee approved the recommendations.

The aggregate fees paid for consulting services provided by Radford Consulting during the last fiscal year with regard to determining or recommending the amount or form of executive and director compensation was $33,000.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In 2015, the Compensation Committee formed a Non-Officer Stock Option Subcommittee, currently composed of Dr. Susan Molineaux, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to employees who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee or Board of Directors. In particular, the subcommittee

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may not grant options to acquire more than an aggregate of 50,000 shares per employee. Typically, as part of its oversight function, the Compensation Committee will review on an annual basis the list of grants made by the subcommittee. Since the subcommittee did not exist in 2014, it did not grant any options to purchase shares in 2014.

Following our initial public offering in October 2014, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of her performance is conducted by the Compensation Committee, which determines any adjustments to her compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ms. George and Dr. Pakianathan. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee did not meet during 2014. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Investors section of the Company’s website at www.calithera.com.

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of and the Board, and developing a set of corporate governance principles for the Company.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer

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advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. In 2014, we paid a fee to Catalyst Advisors to assist in the process of identifying and evaluating director candidates.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 343 Oyster Point Blvd., Suite 200, South San Francisco, CA 94080. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Historically, we have not provided a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Nevertheless, during the upcoming year, the Nominating and Corporate Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board and, if adopted, publish it promptly and post it to the Company’s website.

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CODE OF ETHICS

We have adopted the Calithera Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Investors section of our website at www.calithera.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors has documented our governance practices by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the Investors section of our website at www.calithera.com.

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PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited our financial statements since 2010. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of Ernst & Young LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to Calithera for the years ended December 31, 2014 and December 31, 2013, by Ernst & Young LLP, our principal accountant.

	Year Ended December 31,
	2014	2013
	(in thousands)
Audit Fees (1)	$1,500,000	$32,000
Tax Fees (2)	10,000	5,000

Total Fees	$1,510,000	$37,000

(1)	Audit Fees consisted of fees for professional services rendered for the audits of our financial statements which were billed during the respective year, including the audits of our annual financial statements and reviews of our interim quarterly reports. Related to the year ended December 31, 2014, fees of $965,000 were billed in connection with filing of our Registration Statement on Form S-1 in connection with the initial public offering of our common stock.
(2)	Tax Fees consisted of fees for professional services rendered for tax compliance.

All fees incurred were approved by our Board of Directors.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

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The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

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EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers and directors as of March 31, 2015.

Name	Age	Position
Executive Officers
Susan M. Molineaux, Ph.D.	61	President, Chief Executive Officer and Director
William D. Waddill	57	Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Mark K. Bennett, Ph.D.	56	Senior Vice President, Research
Christopher J. Molineaux, Ph.D.	61	Senior Vice President, Development
Eric B. Sjogren, Ph.D.	58	Senior Vice President, Drug Discovery
Curtis C. Hecht	44	Vice President, Business and Corporate Development

Dr. Susan M. Molineaux’s biography is included above under the section titled “Proposal 1—Election of Directors.

William D. Waddill. Mr. Waddill has served as our Senior Vice President, Chief Financial Officer, Treasurer and Secretary since April 2014. From October 2007 to March 2014, Mr. Waddill served as Senior Vice President and Chief Financial Officer at OncoMed Pharmaceuticals, Inc., a biopharmaceutical company. From October 2006 to September 2007, Mr. Waddill served as the Senior Vice President, Chief Financial Officer of Ilypsa, Inc., a biotechnology company that was acquired in 2007 by Amgen, Inc. From February 2000 to September 2006, Mr. Waddill served as a Principal at Square One Finance, a financial consulting business. From December 1996 to February 2000, Mr. Waddill served as Senior Director of Finance and Administration at Exelixis, Inc., a biotechnology company. Mr. Waddill received a B.S. in Accounting from the University of Illinois, Chicago, and a certification as a public accountant, which is currently inactive, after working at PricewaterhouseCoopers LLP and Deloitte LLP.

Mark K. Bennett, Ph.D. Dr. Bennett has served as our Senior Vice President of Research since June 2010. Dr. Bennett served as Vice President of Research at Proteolix, Inc. from January 2006 to December 2009 and as Director of Biological Research from 2003 to 2005. From 1999 to 2003, Dr. Bennett was Director of Cell Biology at Rigel Pharmaceuticals, Inc. From 1993 to 1999, Dr. Bennett was an Assistant Professor in the Department of Molecular and Cell Biology at the University of California, Berkeley. Dr. Bennett received a B.S. in Biochemistry and Biophysics from Oregon State University, a Ph.D. in Neuroscience from the California Institute of Technology, and completed postdoctoral fellowships at the European Molecular Biology Laboratory and Stanford University.

Christopher J. Molineaux, Ph.D. Dr. Molineaux has served as our Senior Vice President of Development since April 2013. From March 2010 to March 2013, Dr. Molineaux served as the President of INDStrat LLC, a consulting firm. From July 2004 to November 2009, Dr. Molineaux served as Vice President of Development at Proteolix, Inc. From 2000 to 2004, Dr. Molineaux served as Senior Director of Drug Development at FibroGen, Inc., a biotechnology company. From 1999 to 2000, he served as Research Manager of Toxicology at Johnson & Johnson Pharmaceutical Research and Development. From 1994 to 1999, Dr. Molineaux served as Senior Director of Pharmacology at Praecis. From 1991 to 1994, he served in staff scientist positions at Enzon Pharmaceuticals, Inc. and Merck & Co. From 1985 to 1991, Dr. Molineaux served as an Assistant Professor of Pharmacology of Mount Sinai School of Medicine in New York City. He received a B.S. in Zoology from University of Maryland, College Park, a Ph.D. in Immunology and Infectious Diseases from Johns Hopkins University and completed his postdoctoral fellowship at the Uniformed Services University of the Health Sciences.

Eric B. Sjogren, Ph.D. Dr. Sjogren has served as our Senior Vice President of Drug Discovery since June 2010. From 2003 to 2009, Dr. Sjogren was Vice President and Head of Medicinal Chemistry at Roche Palo Alto, LLC,

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where he directed a small molecule drug discovery team in the areas of inflammation, virology and central nervous system disorders. Dr. Sjogren received a B.A. in Chemistry from the University of California, San Diego and a Ph.D. in Chemistry from Harvard University.

Curtis C. Hecht. Mr. Hecht has served as our Vice President of Business and Corporate Development since April 2014. From September 2013 to April 2014, Mr. Hecht served as Vice President of Business Development at inVentiv Health, a global healthcare commercialization and consulting services company. Since March 2011, he has also served as a Partner at DNA Ink, a life sciences business development and licensing firm. From June 2002 to February 2011, Mr. Hecht served in a number of roles at Hoffman La-Roche Inc., including as Global Alliance Director from 2008 to 2011 and Director of Global Business Development from 2006 to 2008. Mr. Hecht received a B.S. in Chemistry from California State University, Sacramento and an M.B.A. from Carnegie Mellon University.

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of January 31, 2015 by:

•	each director and nominee for director;

•	each of the executive officers named in the Summary Compensation Table;

•	all executive officers and directors of the Company as a group; and

•	all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership (18)
Beneficial Owner	Number of Shares	Percent of Total
Entities Affiliated with Delphi Ventures VIII, L.P. (1)	2,426,702	13.5%
FMR LLC (2)	2,134,900	11.9%
Morgenthaler Venture Partners IX, L.P. (3)	2,161,915	12.0%
Advanced Technology Ventures VIII, L.P. (4)	2,110,082	11.8%
Adage Capital Management, L.P. (5)	2,765,675	15.4%
Entities Affiliated with T. Rowe Price Associates, Inc. (6)	1,268,866	7.1%
Susan M. Molineaux, Ph.D. (7)	208,478	1.2%
William D. Waddill (8)	15,468	*
Mark K. Bennett, Ph. D. (9)	48,279	*
Eric B. Sjogren, Ph.D. (10)	48,280	*
Christopher J. Molineaux, Ph. D. (7)	208,478	1.2%
Curtis Hecht (11)	12,632	*
Deepa R. Pakianathan, Ph.D. (1)(12)	2,426,702	13.5%
Ralph E. Christoffersen, Ph.D. (3)(13)	2,161,915	12.0%
Jean M. George (4)(14)	2,110,082	11.8%
Jonathan Drachman, M.D. (15)	7,762	*
H. Ward Wolff (16)	1,833	*
All executive officers and directors as a group (11 persons) (17)	7,041,431	38.9%

*	Represents beneficial ownership of less than one percent of the outstanding common stock.
(1)	Includes (a) 2,403,238 shares held by Delphi Ventures VIII, L.P. and (b) 23,464 shares held by Delphi BioInvestments VIII, L.P. (together, the “Delphi VIII Funds”). The general partner of the Delphi VIII Funds is Delphi Management Partners VIII, LLC (“DMP VIII”). DMP VIII may be deemed to have sole voting and dispositive power over the shares held by the Delphi VIII Funds. Each of Deepa R. Pakianathan, a member of our board of directors, James J. Bochnowski, David L. Douglass and Douglas A. Roeder, managing members of DMP VIII, shares voting and dispositive power over, and each of these individuals disclaims beneficial ownership of, the reported securities held by the Delphi VIII Funds except to the extent of such individual’s pecuniary interest therein. The address for the entities affiliated with Delphi Ventures is 3000 Sand Hill Road, Building 1, Suite 135, Menlo Park, California 94025.
(2)

As reported on a Schedule 13G/A filed by FMR LLC on February 13, 2015. According to such Schedule 13G/A, FMR LLC has sole voting power with respect to 15,000 shares and sole dispositive power with respect to all 2,134,900 shares. According to the Schedule 13G/A, Edward C. Johnson 3d has sole dispositive power with respect to 2,134,900 shares; Abigail P. Johnson has sole dispositive power with respect to 2,134,900 shares; Edward C. Johnson 3d has sole dispositive power with respect to 2,134,900 shares; and Select Biotechnology Portfolio has sole dispositive power with respect to 1,378,700 shares. The Schedule 13G/A indicates that Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson,

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are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.
(3)	Represents 2,161,915 shares held by Morgenthaler Venture Partners IX, L.P. (“Morgenthaler”). The general partner of Morgenthaler is Morgenthaler Management Partners IX, LLC (“Morgenthaler Management”). The managing members of Morgenthaler Management are Ralph E. Christoffersen, a member of our board of directors, Robert C. Bellas, James W. Broderick, Rebecca Lynn, Gary J. Morgenthaler, Scott D. Walters, Gary R. Little, Robert D. Pavey and Henry A. Plain. Each of these individuals shares voting and dispositive power over, and disclaims beneficial ownership of, such securities except to the extent of such individual’s pecuniary interest therein. The address of Morgenthaler is 2710 Sand Hill Road, Suite 100, Menlo Park, California 94025.
(4)	Represents 2,110,082 shares held by Advanced Technology Ventures VIII, L.P. (“ATV VIII”). No natural person holds voting or dispositive power for the shares held by ATV VIII. ATV Associates VIII, LLC (“ATV VIII LLC”) is the general partner of ATV VIII and controls its investment and voting decisions. Decisions of ATV VIII LLC are made by a board of five managing directors (the “ATV Managing Directors”). The ATV Managing Directors are Steve Baloff, Michael Carusi, Jean M. George, a member of our board of directors, Bob Hower and William Wiberg. Each of the ATV Managing Directors shares voting and dispositive power over, and disclaims beneficial ownership of, the securities held by ATV VIII except to the extent of any pecuniary interest therein.
(5)	Represents 2,765,675 shares held by Adage Capital Management, L.P. (“Adage”). The general partner of Adage is Adage Capital Partners GP, LLC. The managing member of Adage is Adage Capital Advisors, LLC. Each of Robert Atchinson and Phillip Gross, the managing members of Adage Capital Advisors, LLC, shares voting and dispositive power over, and disclaims beneficial ownership of, the securities held by Adage except to the extent of such individual’s pecuniary interest therein.
(6)	This disclosure is based upon a Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the SEC on February 12, 2015. As of December 31, 2014, Price Associates reported sole voting power as to 161,604 shares and sole dispositive power as to 1,268,866 shares. These securities are owned by various individual and institutional investors for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. We have not attempted to verify independently any of the information contained in this Schedule 13G.
(7)	Includes (a) 117,962 shares held by the Molineaux Family Trust Dated November 9, 2000, of which Dr. Susan Molineaux and Dr. Christopher Molineaux are trustees and share voting and dispositive power and (b) 90,516 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2015.
(8)	Includes (a) 6,797 shares held by the William and Katherine Waddill Trust Dated July 26, 2010 and (b) 8,671 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2015.
(9)	Includes (a) 31,544 shares held by the Mark K. and Grace T. Bennett 1991 Revocable Trust and (b) 16,725 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2015.
(10)	Includes (a) 11,631 shares held by Dr. Sjogren and (b) 36,649 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2015.

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(11)	Includes (a) 4,125 shares held by Mr. Hecht and (b) 8,507 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2015.
(12)	Ms. Pakianathan is a Managing Member of Delphi Ventures III, L.P.
(13)	Dr. Christoffersen is a Managing Member of Morgenthaler Management Partners IX, LLC.
(14)	Ms. George is a Managing Director of Advanced Technology Ventures VIII, L.P.
(15)	Represents 7,762 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2015.
(16)	Represents 1,833 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2015.
(17)	Includes (a) 6,698,699 shares held by the directors and executive officers and (b) 170,663 shares issuable pursuant to stock options exercisable within 60 days after January 31, 2015.
(18)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 17,946,393 shares outstanding on January 31, 2015, adjusted as required by rules promulgated by the SEC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Calithera. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2014, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one Form 4 report was filed late for H. Ward Wolff.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows for the years ended December 31, 2014 and 2013, compensation awarded to or paid to, or earned by, the Company’s Chief Executive Officer and its two other most highly compensated executive officers at December 31, 2014 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE FOR FISCAL 2014

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Equity Awards ($) (2)	Total ($)
Susan Molineaux, Ph D.	2014	$400,000	$160,000	$125,403	$685,403
President and Chief Executive Officer	2013	350,000	134,750	17,600	502,350

Eric Sjogren, Ph.D.	2014	300,000	105,000	40,144	445,144
Sr. Vice President, Drug Discovery	2013	275,000	89,100	8,422	372,522

Christopher J. Molineaux, Ph.D.	2014	300,000	105,000	41,601	446,601
Sr. Vice President, Development

(1)	Represents amounts earned under our bonus program based on the achievement of corporate performance goals and other factors deemed relevant by our board of directors or, with respect to 2014, the compensation committee of our board of directors. Our corporate goals related to the advancement of our clinical trials and preclinical programs, business and corporate development objectives, collaboration objectives and financial management objectives. For 2014 and 2013, we determined our named executive officers’ annual performance bonus based on attainment of company objectives, which bonus our board of directors determined was appropriate given each of the named executive officer’s responsibility for the overall direction and success of our business. For 2014, we determined that Drs. S. Molineaux, Sjogren and C. Molineaux were entitled to 100% of their target bonuses. For 2013, we determined that Drs. S. Molineaux, Sjogren and C. Molineaux were entitled to 110% of their target bonuses.
(2)	Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2014. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

The following table shows for the year ended December 31, 2014, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

22.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014

				Option Awards
Name	Grant Date (1)		Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Susan Molineaux, Ph D.	12/14/2011	(1)	11/7/2011	7,640	12,009	$0.48	12/13/2021
President and Chief	6/13/2012	(2)	3/27/2012	7,716	16,536	$0.48	6/12/2022
Executive Officer	5/23/2013	(3)	5/23/2013	8,828	36,577	$0.96	5/22/2023
	12/17/2013	(4)	12/17/2013	18,837	96,876	$2.64	12/16/2023
	9/9/2014	(5)	9/9/2014	3,982	59,734	$7.20	9/8/2024

Eric Sjogren, Ph.D.	9/30/2010	(6)	6/1/2010	1,833	—	$9.60	9/29/2020
Sr. Vice President,	12/14/2011	(1)	11/7/2011	4,864	3,345	$0.48	12/13/2021
Drug Discovery	6/13/2012	(2)	3/27/2012	4,569	4,032	$0.48	6/12/2022
	5/23/2013	(3)	5/23/2013	8,034	13,705	$0.96	5/22/2023
	12/17/2013	(4)	12/17/2013	9,497	28,494	$2.64	12/16/2023
	9/9/2014	(5)	9/4/2014	1,171	17,569	$7.20	9/8/2024

Christopher J. Molineaux, Ph.D.	5/23/2013	(3)	5/23/2013	7,585	31,426	$0.96	5/22/2023
Sr. Vice President,	12/17/2013	(4)	12/17/2013	5,539	28,494	$2.64	12/16/2023
Development	9/9/2014	(5)	9/9/2014	1,171	17,569	$7.20	9/8/2024

(1)	The unvested shares vest in equal monthly installments through November 7, 2015, subject to continued service with us through each relevant vesting date and are subject to accelerated vesting upon a qualifying termination as set forth in the executive officer’s employment agreement with us.
(2)	The unvested shares vest in equal monthly installments through March 27, 2016, subject to continued service with us through each relevant vesting date and are subject to accelerated vesting upon a qualifying termination as set forth in the executive officer’s employment agreement with us.
(3)	The unvested shares vest in equal monthly installments through May 23, 2017, subject to continued service with us through each relevant vesting date and are subject to accelerated vesting upon a qualifying termination as set forth in the executive officer’s employment agreement with us.
(4)	The unvested shares vest in equal monthly installments through December 17, 2017, subject to continued service with us through each relevant vesting date and are subject to accelerated vesting upon a qualifying termination as set forth in the executive officer’s employment agreement with us.
(5)	The unvested shares vest in equal monthly installments through September 9, 2018, subject to continued service with us through each relevant vesting date and are subject to accelerated vesting upon a qualifying termination as set forth in the executive officer’s employment agreement with us.
(6)	The unvested shares subject to this option fully vested on June 1, 2014.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan, but have not done so to date. Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their own contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not taxable to the employees until withdrawn or distributed from the 401(k) plan.

23.

Pension Benefits

Our Named Executive Officers did not participate in, or otherwise receive any benefits under any pension or retirement plan sponsored by Calithera during 2014.

Nonqualified Deferred Compensation

Our Named Executive Officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by Calithera during 2014.

Employment, Severance and Change in Control Agreements

Employment Agreements

We have employment agreements with each of our Named Executive Officers. The agreements generally provide for at-will employment and set forth the executive officer’s initial base salary, annual performance bonus opportunity, initial equity grant amount and eligibility for employee benefits. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement. The key terms of the employment agreements are described below. A “qualifying termination” for the purposes of the employment agreements is defined as a termination of the executive officer by us without cause, other than as a result of the executive officer’s death or disability, or the resignation of the executive officer’s employment with us with good reason.

Susan M. Molineaux, Ph.D.

In June 2010, we entered into an employment agreement with Dr. Molineaux, pursuant to which she commenced employment on an at-will basis as our President and Chief Executive Officer. Effective January 1, 2015, Dr. Molineaux receives an annual base salary of $440,000, with an annual target bonus of 50% of that base salary, payable based on achievement of certain corporate goals to be established by us. Dr. Molineaux purchased 11,000 shares of common stock, 9,166 shares of which were subject to a right of repurchase under a restricted stock purchase agreement. Our repurchase rights had lapsed as to all shares as of June 2014.

Under the employment agreement, as amended in November 2011, if a qualifying termination occurs on or within 12 months following a change in control, she will receive a cash severance payment equal to the sum of 12 months of her annual base salary as in effect immediately prior to her termination, plus 100% of her annual target bonus. Upon a qualifying termination, other than following a change in control, Dr. Molineaux will receive a cash severance payment equal to the sum of 12 months of her annual base salary plus a pro-rated portion of her annual target bonus, based on our proportional accomplishments of that year’s goal through the date of termination.

In addition, upon a qualifying termination, all of Dr. Molineaux’s unvested equity awards will immediately vest and become exercisable, and outstanding options will remain exercisable for a period of up to 120 days, or until the expiration date of the award, if earlier. Also, Dr. Molineaux and her eligible dependents will be eligible to receive continued medical coverage for up to 12 months following her termination, so long as Dr. Molineaux timely elects such continued coverage. Receipt of these benefits is contingent upon Dr. Molineaux’s execution and non-revocation of a release of claims in our favor, as well as her resignation from our board of directors.

Eric B. Sjogren, Ph.D.

In September 2010, we entered into an employment agreement with Dr. Sjogren, pursuant to which he commenced employment on an at-will basis as our Senior Vice President, Drug Discovery. Effective January 1, 2015, Dr. Sjogren receives an annual base salary of $315,000, with an annual target bonus of 35% of that base salary, payable based on achievement of certain corporate and individual goals to be established by us. Pursuant to the employment agreement, we granted Dr. Sjogren an initial stock option to purchase 1,833 shares of common stock, which option fully vested in June 2014.

24.

If a qualifying termination of Dr. Sjogren occurs on or within 12 months following a change in control, he will receive a cash severance payment equal to the sum of 50% of his annual base salary, as in effect immediately prior to his termination, plus the greater of (i) 50% of his annual target bonus and (ii) 50% of a pro-rated portion of his annual target bonus. In addition, upon such qualifying termination, all of Dr. Sjogren’s unvested equity awards will immediately vest and become exercisable. Upon a qualifying termination, other than on or within twelve months following a change in control, Dr. Sjogren will receive a cash severance payment equal to the sum of 50% of his annual base salary plus a pro-rated portion of his annual target bonus.

Also, Dr. Sjogren and his eligible dependents will be eligible to receive continued medical coverage for up to six months following his termination, so long as Dr. Sjogren timely elects such continued coverage. Receipt of these benefits is contingent upon Dr. Sjogren’s execution and non-revocation of a release of claims in our favor.

Christopher J. Molineaux, Ph.D.

In June 2013, we entered into an employment agreement with Dr. Molineaux, pursuant to which he commenced employment on an at-will basis as our Senior Vice President, Development. Effective January 1, 2015, Dr. Molineaux receives an annual base salary of $315,000, with an annual target bonus of 35% of that base salary, payable based on achievement of certain corporate and individual goals to be established by us. Pursuant to the employment agreement, we granted Dr. Molineaux an initial stock option to purchase 52,015 shares of common stock. The option vests monthly over a four-year period.

If a qualifying termination of Dr. Molineaux occurs on or within 12 months following a change in control, he will receive a cash severance payment equal to the sum of 50% of his annual base salary, as in effect immediately prior to his termination, plus the greater of (i) 50% of his annual target bonus and (ii) 50% of a pro-rated portion of his annual target bonus. In addition, upon such qualifying termination, all of Dr. Molineaux’s unvested equity awards will immediately vest and become exercisable, and outstanding options will remain exercisable for a period of up to 120 days, or the expiration date of the award, if earlier. Upon a qualifying termination, other than on or within twelve months following a change in control, Dr. Molineaux will receive a cash severance payment equal to the sum of 50% of his annual base salary plus a pro-rated portion of his annual target bonus.

Also, in the case of any qualifying termination, Dr. Molineaux and his eligible dependents will be eligible to receive continued medical coverage for up to six months following his termination, so long as Dr. Molineaux timely elects such continued coverage under COBRA. Receipt of these benefits is contingent upon Dr. Molineaux’s execution and non-revocation of a release of claims in our favor.

Stock Options

In March 2010, our stockholders approved the 2010 Equity Incentive Plan; or 2010 Plan, under which shares of common stock are reserved for the granting of options, stock bonuses, and restricted stock awards by the company. These awards may be granted to employees, members of the Board of Directors, and consultants to the company.

The 2010 Plan permitted us to (i) grant incentive stock options to directors and employees at not less than 100% of the fair value of common stock on the date of grant; (ii) grant nonqualified options to employees, directors, and consultants at not less than 85% of fair value; (iii) award stock bonuses; and (iv) grant rights to acquire restricted stock at not less than 85% of fair value. Options generally vest over a four- or five year period and have a term of ten years. Options granted to 10% stockholders have a maximum term of five years and require an exercise price equal to at least 110% of the fair value on the date of grant. The exercise price of all options granted to date has been at least equal to the fair value of common stock on the date of grant. As of the date of our initial public offering, no further stock awards could be granted under our 2010 Plan. All outstanding stock awards granted under the 2010 Plan continue to be governed by their existing terms.

25.

In September 2014, our stockholders approved the 2014 Equity Incentive Plan, or 2014 Plan, under which shares of our common stock are reserved for issuance pursuant to stock awards, including, but not limited to, incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, and performance cash awards. We have reserved an aggregate of 971,340 shares under the plan for issuance pursuant to stock awards. In addition, the share reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1, 2015, in an amount equal to 4% of the total number of shares of capital stock outstanding on December 31st of the preceding calendar year, unless the Board determines otherwise prior to December 31st of such calendar year. As of April 20, 2015, we had issued options outstanding for an aggregate of 1,815,724 shares of our common stock under the 2010 and 2014 Plans.

In the past, prior to our initial public offering, our Board of Directors had determined the fair market value of our common stock based upon inputs including valuation reports prepared by third party valuation firms. Generally, our stock options have vested in equal monthly installments over 48 months or as 25% of the total number of option shares granted on the first anniversary of the award and in equal monthly installments over the ensuing 36 months.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2014 certain information with respect to the compensation of all non-employee directors of the Company:

NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2014

Name	Fees Earned or Paid in Cash (1)	Option Awards (2) (3)	Total
Ralph E. Christoffersen, Ph.D.	$3,226	$—	$3,226
Jonathan Drachman, M.D.	40,336	14,174	54,510
Jean M. George	4,315	—	4,315
Deepa R. Pakianathan, Ph.D.	4,395	—	4,395
H. Ward Wolff	4,435	4,403	8,838

(1)	Drs. Christoffersen and Pakianathan and Ms. George’s board an committee fees were made payable to the management company of each of their respective firms.
(2)	As of December 31, 2014, the aggregate number of stock options held by Dr. Drachman and Mr. Wolff were 28,355 and 22,000, respectively. Dr. Christoffersen, Dr. Pakianathan and Ms. George did not hold any stock options as of December 31, 2014.
(3)	Amounts shown in this column do not reflect dollar amounts actually received by our directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 31, 2014. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

Non-Employee Director Compensation Policy

We have adopted a non-employee director compensation policy, pursuant to which our non-employee directors will be eligible to receive compensation for service on our board of directors and committees of our board of directors.

26.

Equity Compensation

Initial Grant

Each new non-employee director who joins our board of directors after our initial public offering will be granted a stock option to purchase 22,000 shares of common stock under our 2014 Plan, vesting monthly over three years from the grant date, subject to continued service as a director through each applicable vesting date.

Annual Grant

On the date of each annual meeting of our stockholders, each continuing non-employee director will be granted an annual stock option to purchase 11,000 shares of common stock under our 2014 Plan, vesting monthly over one year from the grant date, subject to continued service as a director through each applicable vesting date.

Vesting Acceleration

In the event of a change of control or a corporate transaction (each as defined in our 2014 Plan), any unvested portion of an equity award granted under the policy will fully vest and become exercisable immediately prior to the effective date of such change of control or corporate transaction, subject to the non-employee director’s continuous service with us on the effective date of the change of control or corporate transaction.

The exercise price per share of each stock option granted under the non-employee director compensation policy will be the closing price of our common stock as reported by the NASDAQ Global Market on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us.

Cash Compensation

In December 2014, our board of directors revised the non-employee director compensation policy, which became effective on December 2, 2014. Pursuant to the revised non-employee director compensation policy, each non-employee director will receive an annual cash retainer of $40,000 for serving on our board of directors. The chairperson of our board of directors, if any, will receive an additional annual cash retainer of $25,000.

The chairperson and members of the three standing committees of our board of directors will be entitled to the following additional annual cash retainers:

Board Committee	Chairperson Fee	Member Fee
Audit Committee	$15,000	$7,500
Compensation Committee	10,000	5,000
Nominating and Corporate Governance Committee	7,000	3,500

All annual cash compensation amounts will be payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter. In March 2015, we amended our non-employee director compensation policy to permit each non-employee director to elect to have their cash compensation paid to the management company of their respective firms.

A non-employee director may elect to receive a stock option grant in lieu of his or her annual cash compensation. Such election would apply to all such cash compensation. A non-employee director must make this election prior to the date of the annual meeting of stockholders and such election will apply until the next annual meeting of our stockholders.

27.

The number of shares of common stock to be issuable upon exercise of stock options granted in lieu of annual cash compensation will be determined by dividing (i) the amount of annual compensation that would otherwise be paid during the upcoming year of service, by (ii) the Black-Scholes value of one share of our common stock on the applicable grant date, or such other method that may be set forth in the non-employee director compensation policy on that date. Such stock options will be nonstatutory stock options and will be granted on the date of the annual meeting of our stockholders. The stock options will have an exercise price per share equal to the closing price of our common stock as reported by the NASDAQ Global Market on the date of grant and will vest monthly over one year from the grant date, subject to continued service as a director through each applicable vesting date. The stock options will have a term of ten years from the date of grant.

28.

TRANSACTIONS WITH RELATED PARTIES

RELATED-PARTY TRANSACTIONS POLICY AND PROCEDURES

In 2014, we adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of us, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

CERTAIN RELATED-PERSON TRANSACTIONS

Series D Preferred Stock Financing

In July 2014, we issued an aggregate of 1,902,583 shares of our Series D preferred stock at a purchase price of $8.4096 per share for an aggregate purchase price of $16.0 million. The following table summarizes purchases of the Series D preferred stock by holders of more than five percent of our capital stock and their affiliated entities and our directors. None of our executive officers purchased shares of Series D preferred stock.

Name	Series D Preferred Stock	Aggregate Purchase Price
Adage Capital Management, LP	356,735	$3,000,000
Entities affiliated with T. Rowe Price Associates, Inc. (1)	118,911	1,000,000
Entities affiliated with Delphi Ventures VIII, L.P. (2)	356,736	3,000,000
Advanced Technology Ventures VIII, L.P. (3)	237,823	2,000,000
Morgenthaler Venture Partners IX, L.P. (4)	237,823	2,000,000
Entities affiliated with Wellington Management Company, LLP (5)	118,911	1,000,000
Longwood Fund II LP	118,911	1,000,000
New Leaf Venture Partners	237,823	2,000,000
Entities affiliated with Leerink Partners LLC (6)	118,910	1,000,000

(1)	Includes (a) 38,241 shares purchased by T. Rowe Price Health Sciences Fund, Inc., (b) 1,937 shares purchased by TD Mutual Funds—TD Health Sciences Fund, (c) 2,456 shares purchased by Valic

29.

Company I—Health Sciences Fund, (d) 1,705 shares purchased by T. Rowe Price Health Sciences Portfolio, (e) 1,139 shares purchased by John Hancock Variable Insurance Trust—Health Sciences Trust, (f) 2,435 shares purchased by John Hancock Funds II—Health Sciences Fund, (g) 64,614 shares purchased by T. Rowe Price New Horizons Fund, Inc., (h) 6,256 shares purchased by T. Rowe Price New Horizons Trust, and (i) 128 shares purchased by T. Rowe Price U.S. Equities Trust.
(2)	Includes (a) 353,286 shares of Series D preferred stock purchased by Delphi Ventures VIII, L.P., and (b) 3,450 shares of Series D preferred stock purchased by Delphi BioInvestments VIII, L.P. Dr. Pakianathan, a member of our board of directors, is a Managing Member at Delphi Ventures.
(3)	Ms. George, a member of our board of directors, is a General Partner at Advanced Technology Ventures.
(4)	Dr. Christoffersen, a member of our board of directors, is a Partner at Morgenthaler Venture Partners.
(5)	Represents shares purchased by Hawkes Bay Master Investors (Cayman) L.P.
(6)	Includes (a) 59,455 shares of Series D preferred stock purchased by Leerink Holdings LLC and (b) 59,455 shares of Series D preferred stock purchased by Leerink Swann Co-Investment Fund, LLC.

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

30.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Calithera stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

31.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ William D. Waddill

Secretary

April 24, 2015

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2014 is available without charge upon written request to: Corporate Secretary, Calithera Biosciences, Inc., 343 Oyster Point Blvd., Suite 200, South San Francisco, CA 94080.

32.

ANNUAL MEETING OF STOCKHOLDERS OF

CALITHERA BIOSCIENCES, INC.

June 9, 2015

GO GREEN

10030000000000000000 3 060915

NOMINEE:
Jean M. George

☐ FOR THE NOMINEE

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

1.1 14475
ANNUAL MEETING OF STOCKHOLDERS OF
CALITHERA BIOSCIENCES, INC.
June 9, 2015
GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at http://ir.calithera.com/phoenix.zhtml?c=253557&p=proxy
Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
10030000000000000000 3
060915
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR AND “FOR” PROPOSAL 2. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
1. To elect the Board’s one nominee for director to serve until the 2018 annual meeting of stockholders and until their successor is duly elected and qualified.
FOR THE NOMINEE
WITHHOLD AUTHORITY
FOR THE NOMINEE
NOMINEE:
Jean M. George
2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.
Note: To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 20, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method.
Signature of Stockholder
Date:
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Note: Please title as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full

ANNUAL MEETING OF STOCKHOLDERS OF

CALITHERA BIOSCIENCES, INC.

June 9, 2015

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER	
ACCOUNT NUMBER	

10030000000000000000 3 060915

NOMINEE:
Jean M. George

☐ FOR THE NOMINEE

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CALITHERA ANNUAL MEETING BIOSCIENCES, OF STOCKHOLDERS OF INC. June 9, 2015 PROXY VOTING INSTRUCTIONS
INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
Vote online until 11:59 PM?EST?the day before the meeting. MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN?PERSON—You may vote your shares in person by attending the Annual Meeting.
GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.
COMPANY NUMBER ACCOUNT NUMBER
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://ir.calithera.com/phoenix.zhtml?c=253557&p=proxy
Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.
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060915
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR AND “FOR” PROPOSAL 2. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
annual and qualified. meeting of stockholders and until their successor is duly elected
FOR THE NOMINEE FOR WITHHOLD tmsTHE NOMINEE AUTHORITY
FOR (See ALL instructions EXCEPT below)
NOMINEE: Jean M. George
2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.
Note: To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 20, 2015. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method.
Signature of Stockholder
Date:
Date:
Signature of Stockholder
Note: Please title as such sign .exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign such . .When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person give .full

0
CALITHERA BIOSCIENCES, INC.
Proxy for Annual Meeting of Stockholders June 9, 2015, 10:00 am Pacific Time Solicited on Behalf of the Board of Directors
The undersigned hereby appoints             and             , and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Calithera Biosciences, Inc., to be held June 9, 2015 at the Embassy Suites Hotel, 250 Gateway Blvd South, San Francisco, CA 94080, and at any adjournments or postponements thereof, as follows:
(Continued and to be signed on the reverse side.)